EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 27, 2007, relating to the consolidated financial statements of Effox, Inc. for the year ended December 31, 2006, included in CECO Environmental Corp.’s Current Report on Form 8-K/A filed April 5, 2007 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Greenwalt Sponsel & Co., Inc.

Indianapolis, Indiana

April 30, 2007